UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2016

FTE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-31355	81-0438093
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

999 Vanderbilt Beach Rd, Suite 601 Naples, FL	34108
(Address of principal executive offices)	(Zip Code)

877-878-8136

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2016, the Board of Directors of FTE Networks, Inc. (the “Company”) approved the appointment of Lynn Martin as the Company’s Chief Operating Officer commencing on September 27, 2016 and has replaced John Wood who will transition into a new role supporting the Company’s Government Affairs strategy.

Prior to joining FTE, Lynn was head of the communications, software, and technology division of Nexius where he was responsible for growing the business by delivering end-to-end network solutions for emerging technologies, such as Open Source/NFV/SDN and infrastructure services that provided relevant value to customers and helped them to optimize their businesses. In addition to leading the software and technology teams, he created several new business offerings in Engineering, Fiber and Open Source development where he joined efforts with Open Compute Project and Telecom Infra Project communities both founded by Facebook to provide new network architectures and solutions with greater simplicity and efficiency. Before Nexius, Martin served as Executive Director of Telcordia Technologies, where he ran the company’s next generation software product line, was a senior strategist in Accenture’s Network Practice, and spent over a decade at Level 3 Communications at VP of Operational Integration and Process Management.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	No. Description	Location
99.1	Press Release	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTE NETWORKS, INC.

	By:	/s/ Michael Palleschi
Michael Palleschi
Chief Executive Officer
Date: September 27, 2016